UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AT&T Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AT&T Inc. 2009 Annual Meeting of Stockholders

9:00 a.m. Central time, Friday, April 24, 2009

Dallas Arboretum Rosine Hall

8525 Garland Road

Dallas, Texas 75218

Proxy Voting Details

Control Number:

Holder Account Number:

Proxy Access Number (if applicable):

To:

The AT&T Inc. 2009 Notice of Annual Meeting and Proxy Statement and 2008 Annual Report are available online at www.envisionreports.com/att. You may also view and vote your proxy for the 2009 AT&T Inc. Stockholder Meeting at the same site. If you would like a paper proxy card that you can mail in, please call 1-800-351-7221.

To vote your proxy online, you will need the proxy voting details provided above. You may vote your proxy on this site until the polls close at approximately 9:15 a.m. Central time, on Friday, April 24, 2009.

Thank you for viewing the 2009 AT&T Inc. Annual Meeting Materials and for submitting your proxy online.

Please note: You are receiving this email because you are signed up for Electronic Shareholder Communications, our environmentally friendly eComms service. You can unsubscribe to email notifications at any time by changing your elections on the Electronic Shareholder Communications menu at Investor Centre.

Questions? For additional assistance regarding your account please visit www.computershare.com/ContactUs where you will find useful FAQs, phone numbers and our secure online contact form.